SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2003

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	00019774	51-0303670
(State or other jurisdiciton of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

365 West Passaic Street, Rochelle Park, NJ	07662
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

(a)     On August 12, 2003, United Retail Group, Inc. released an earnings press release, which is furnished as Exhibit 99 to this report, for publication on August 13, 2003.

The percentage change in comparable store sales mentioned in the press release refers to those stores that were open for at least 12 months. Comparable stores sales are a non-GAAP measure of sales performance commonly used by specialty retail industry analysts and investors.

The press release reports a pro forma net loss for the fiscal 2003 periods that excludes an after tax non-cash valuation allowance for the net deferred tax assets and net operating loss carryforwards. These pro forma figures make it easier for readers to make comparisons with the fiscal 2002 periods, which had no valuation allowance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED RETAIL GROUP, INC.
By: /s/George R. Remeta George R. Remeta Vice Chairman and Chief Administrative Officer

Date: August 12, 2003

EXHIBIT INDEX

Exhibit No.	Description
99	Earnings Press Release, dated August 13, 2003, of United Retail Group, Inc.

UNITED RETAIL GROUP ANNOUNCES SECOND QUARTER RESULTS

Rochelle Park, New Jersey, August 13, 2003 - United Retail Group, Inc. (NASDAQ-NMS: "URGI") today announced operating results for the second quarter and first half of fiscal 2003, ended August 2, 2003.

For the second quarter, net sales were $104.8 million compared with $113.7 million in the prior year period. Comparable store sales decreased 7%. Net loss was $4.2 million, or $0.33 per share, compared with a net loss of $4.6 million, or $0.35 per share, in the second quarter last year. Excluding an after tax non-cash valuation allowance of $1.9 million for the net deferred tax assets and net operating loss carryforwards, pro forma net loss for the fiscal 2003 second quarter was $2.4 million, or $0.18 per share, versus $4.6 million, or $0.35 per share, last year as there was no valuation allowance in fiscal 2002.

For the first half of the fiscal year, net sales were $206.3 million compared with $229.2 million in the prior year period. Comparable store sales decreased 9%. Net loss was $8.8 million, or $0.68 per share, compared with a net loss of $1.8 million, or $0.13 per share, in the first half of last year. Excluding an after tax non-cash valuation allowance of $4.0 million, pro forma net loss for the fiscal 2003 first half was $4.8 million or $0.37 per share, versus $1.8 million, or $0.13 per share, last year.

George R. Remeta, the Company’s Vice Chairman and Chief Administrative Officer, commented, “Second quarter results improved from both lower operating costs and higher merchandise margin rates. Also, as previously announced, we adopted a strategy to lower inventory levels and increase turns. At the end of the quarter inventories were down 21% on a cost per square foot basis versus last year.”

Raphael Benaroya, the Company’s Chairman of the Board, President and Chief Executive Officer, stated, “As part of the strategy that was launched to reposition the business, we have taken several proactive steps to improve sales and achieve profitability while conserving cash. These include restructuring the product assortment, maintaining conservative inventory positions, suspending our catalog, and slowing capital expenditures. Further, there are merchandising initiatives in progress, which include more distinctive fashions and coordinated assortments. Changes in the merchandise assortment will begin to appear in the stores later in the Fall season.”

Separately, the Company announced that it plans to file an amendment to its fiscal 2002 annual report, initially filed on April 3, 2003 (the “Original Filing”). The Company will file an amendment solely to (a) amend the Report of Independent Accountants as required by Generally Accepted Auditing Standards, to include a paragraph noting the Company’s adoption of SFAS 142, effective February 3, 2002 and (b) correct a typographical error in note 3 of the notes to the Consolidated Financial Statements with respect to the effective date of the Company’s adoption of SFAS 142. Except for the additional paragraph, the Report of Independent Accountants will not be changed in any respect from the Report included in the Original Filing. It is very important to note that the Company’s financial statements included in the amendment will not be changed in any respect from the financial statements included in the Original Filing except for correcting the sentence in note 3 that deals with the effective date of adoption of SFAS 142.

The Company invites investors to listen to the Company’s conference call to discuss second quarter financial performance, as well as ongoing corporate developments. The conference call will be broadcast live today at 11:30 a.m. Eastern Daylight Time and can be accessed by logging on to http://www.vcall.com. Raphael Benaroya and George R. Remeta will participate in the call. Certain financial data disclosed for the first time during the conference call will be posted on the “Press Releases” page of the financial information section of the Company’s website at http://www.unitedretail.com.

United Retail Group, Inc. is a specialty retailer of large-size women’s fashion apparel, footwear and accessories featuring AVENUE brand merchandise. The Company operates 544 AVENUE® stores with 2,360,000 square feet of selling space, as well as the AVENUE.COM® website at http://www.avenue.com.

_________________

The above release contains certain brief forward-looking statements concerning the Company’s operations and performance. The Company cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, in some cases have affected the Company’s actual results and could cause actual results for fiscal 2003 to differ materially from those expressed or implied in any forward-looking statements included in this release: war risk; changes in weather; consumer spending patterns, consumer preferences and overall economic conditions; the impact of competition and pricing; risks associated with the seasonality of the retail industry; risks related to consumer acceptance of the Company’s products and the ability to develop new merchandise; the ability to retain, hire and train key personnel; risks associated with the ability of the Company’s manufacturers to deliver products in a timely manner; risks associated with foreign sources of production; and risks associated with the financial performance of the private label credit card program that is co-branded with the AVENUE® trade name and the name of the issuer of the cards, World Financial Network National Bank.

The reports filed by the Company with the Securities and Exchange Commission contain additional information on these and other factors that could affect the Company’s operations and performance.

The Company does not intend to update the forward-looking statements contained in the above release, which should not be relied upon as current after today’s date.

Contact:	George R. Remeta Vice Chairman and Chief Administrative Officer United Retail Group, Inc. (201) 909-2110	Investor Relations Cara O'Brien/Athan Dounis Press: Stephanie Sampiere FD Morgen-Walke (212) 850-5600

UNITED RETAIL GROUP, INC.
2ND QTR 2003
(000'S)

	13 weeks ended			26 weeks ended
	(Unaudited) August 2, 2003	(Unaudited) August 3, 2002	Percent + or -	(Unaudited) August 2, 2003	(Unaudited) August 3, 2002	Percent + or -
Net Sales	$104,790	$113,674	-7.8%	$206,320	$229,248	-10.0%
Cost of goods sold, including buying and occupancy costs	83,119	92,609	-10.2%	162,480	177,398	-8.4%
Gross profit	21,671	21,065	2.9%	43,840	51,850	-15.4%
General, administrative and store operating expenses	25,616	28,142	-9.0%	51,996	54,155	-4.0%
Operating loss	(3,945)	(7,077)	-	(8,156)	(2,305)	-
Interest expense, net	212	184	-	464	388	-
Loss before income taxes	(4,157)	(7,261)	-	(8,620)	(2,693)	-
Provision for (benefit from) income taxes (1)	89	(2,622)	-	171	(930)	-
Net Loss	($4,246)	($4,639)	-	($8,791)	(1,763)	-
Weighted average shares outstanding:
Basic	12,937	13,108		12,937	13,156
Diluted	12,937	13,108		12,937	13,156
Net loss per common share:
Basic	($0.33)	($0.35)		($0.68)	($0.13)
Diluted	($0.33)	($0.35)		($0.68)	($0.13)
Net loss excluding valuation allowance:
Net loss	(2,368)	(4,639)		(4,812)	(1,763)
Net loss per diluted common share	($0.18)	($0.35)		($0.37)	($0.13)

(1) Includes a valuation allowance for the thirteen weeks and twenty-six weeks ended August 2, 2003 of $1.9 million and $4.0 million, respectively, related to deferred tax assets and net operating loss carryforwards.

Consolidated Condensed
Balance Sheets

	(Unaudited) August 2, 2003	(Unaudited) August 3, 2002
Assets
Cash and cash equivalents	$23,867	$28,978
Inventory	44,902	58,148
Other	8,585	10,555
Total current assets	$77,354	$97,681
Property and equipment, net	82,950	89,397
Other assets	2,002	9,098
Total assets	$162,306	$196,176
Liabilities and Stockholders' Equity
Current liabilities	$56,160	$58,312
Long-term distribution center financing	3,650	4,421
Long-term capital leases	4,712	6,506
Other non-current liabilities	7,485	6,756
Stockholders' equity	90,299	120,181
Total liabilities and stockholders equity	$162,306	$196,176

At August 2, 2003, the borrowing capacity of the Company under the Financing Agreement with The CIT Group/Business Credit, Inc. ("CIT") was $5.1 million, trade letters of credit for the account of the Company were outstanding in the amount of $21.1 million, standby letters of credit were outstanding in the amount of $5.5 million and no loan from CIT was outstanding. The Company's cash on hand was unrestricted.

Statistics

	13 weeks ended		26 weeks ended
Store Count	(Unaudited) August 2, 2003	(Unaudited) August 3, 2002	(Unaudited) August 2, 2003	(Unaudited) August 3, 2002
Beginning of period	547	557	553	555
New	2	3	2	6
Closed	(5)	(9)	(11)	(10)
End of Period	544	551	544	551
Selling Square Footage (000's)
Beginning of period	2,369	2,376	2,394	2,367
New/Expansion	9	20	9	33
Closed	(18)	(35)	(43)	(39)
End of Period	2,360	2,361	2,360	2,361
Average	2,366	2,374	2,374	2,370